EXHIBIT 23.7
[GRAPHIC OMITTED]

ROBERTSON STEPHENS
A FleetBoston Financial Company


                CONSENT OF FLEETBOSTON ROBERTSON STEPHENS INC.

     We hereby consent to the inclusion of and reference to our opinion dated June 28, 2000 to the Board of Directors of Signal Pharmaceuticals, Inc. ("Signal") in the Registration Statement on Form S-4 (the "Registration Statement") of Celgene Corporation ("Celgene"), covering common stock of Celgene to be issued in connection with the proposed business combination involving Signal and Celgene. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.



                                        /s/ FleetBoston Robertson Stephens Inc.
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                                        FleetBoston Robertson Stephens Inc.
                                        San Francisco, California
                                        July 26, 2000